EXHIBIT 99.1

Vitality Biopharma Welcomes New Executive Management Team

– Appointment of Current Director Michael Cavanaugh as Interim Chief Executive Officer –

– Promotion of Current Controller and Counsel Richard McKilligan to Chief Financial Officer –

LOS ANGELES, CA (MARKETWIRED – May 14, 2019) – Vitality Biopharma, Inc. (Ticker: VBIO) (“Vitality” or the “Company”), a corporation dedicated to the development of cannabinoid prodrug pharmaceuticals, and to unlocking the power of cannabinoids for the treatment of serious neurological and inflammatory disorders, today announced the resignation of CEO and director Robert Brooke, the appointment of current board member Michael Cavanaugh as Vitality’s interim CEO and the promotion of current Controller and Counsel Richard McKilligan to CFO and Counsel.

Mr. Brooke, a bioengineer by training, was a co-founder of the Company along with recently-departed director Dr. Avtar Dhillon. Mr. Brooke plans to focus on private biotechnology ventures as well as non-profit patient advocacy and disease research initiatives.

Michael Cavanaugh, Vitality’s interim CEO, will continue to focus on building long-term sustainable shareholder value through the Company’s prodrug development program and, additionally, expand its mission to explore accretive investment opportunities in the cannabis industry. Mr. Cavanaugh has over twenty years of experience managing, advising and investing in public and private companies, particularly companies in transition. Mr. Cavanaugh holds the CFA designation and is an Attorney, Certified Public Accountant and Certified Turnaround Professional. Mr. Cavanaugh earned an MBA from the University of Michigan Business School, a JD from the University of Michigan Law School and a BA from Columbia University.

Richard McKilligan has been promoted to Chief Financial Officer and will continue to serve as Counsel and Secretary. He joined Vitality in April 2012 as Controller, Counsel and Secretary. Mr. McKilligan is also a director of Bristol Investment Fund, Ltd. He served as Chief Financial Officer, General Counsel and Secretary of Research Solutions, Inc. from 2007 to 2011 and Chief Compliance Officer and Counsel to Bristol Capital Advisors, LLC from 2006 to 2008. He was an associate with Morgan, Lewis & Bockius, LLP in their New York and London offices from 2000 until January 2006 and an associate with Hunton Andrews Kurth, LLP in their New York office from 1998 to 2000. Mr. McKilligan earned his law degree from Cornell Law School, his MBA from the University of Chicago Booth School of Business and his undergraduate degree in Accountancy from the University of Illinois at Urbana-Champaign. He is a member of the State Bar of California, the New York State Bar Association and the Florida Bar.

“Although it makes sense for me to step away from Vitality at this time, for both the Company and me personally, I am incredibly proud of the team that we’ve assembled and the programs we’ve built,” said Mr. Brooke.

Michael Cavanaugh added, “The entire organization thanks Bobby for his leadership over the past several years and wishes him all the best in his future endeavors. And as the Company transitions to new leadership, we are very excited about the future prospects of the Company’s drug development program and our new strategic vision, which is being expanded to include other potential investments and partnership opportunities in the high-growth cannabis marketplace.”

Contact

Vitality Biopharma, Inc.

Investor Relations

info@vitality.bio

(530) 231-7800

www.vitality.bio

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.